SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of earliest event reported:  February 6, 1998



                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
          ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                    1-13478          13-3698386
------------------------     ------------------    ---------------------
(State or other juris-        (Commission File      (IRS Employer
diction of incorporation)         Number)              I.D. No.)


         5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120
    -------------------------------------------------------------------
     (Address of principal executive office)              (Zip Code)



                                 not applicable
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)




Registrant's telephone number, including area code: (215)342-7700



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Item 2.  Acquisition or Disposition of Assets

     On February 6, 1998,  Global  Telecommunication  Solutions,  Inc.  ("GTS"),
Networks Acquisition Corp., a wholly owned subsidiary of GTS ("Network Acquisition Corp."), Networks Around The World, Inc. ("NATW"), Randy Cherkas
("Cherkas") and Gary Liguori ("Liguori" and, together with Cherkas, the "Stockholders") executed a Merger and Reorganization Agreement ("Merger Agreement"), pursuant to which NATW was merged ("Merger") with and into Networks Acquisition Corp. On February 10, 1998, a Certificate of Merger was filed with the Secretary of State of the State of New Jersey.

         In connection with the Merger, GTS issued will issued an aggregate of 505,618 shares of GTS's common Stock ("GTS Shares") to the Stockholders, determined by dividing $3,150,000 by the average closing sales price of one GTS Share on the 20 consecutive trading days ending two days prior to the Closing Date. Additionally, GTS delivered promissory notes to the Stockholders in the aggregate principal amount of $1 million, which promissory notes are secured by substantially all the assets of NATW.

     On the Closing Date, GTS entered into an employment agreement ("Cherkas Employment Agreement") with Randolph Cherkas, the President of NATW, who was appointed the Chief Operating Officer of GTS. The Employment Agreement through January 2001. Mr. Cherkas is to receive an annual base salary of $180,000, subject to annual increases and bonuses as the Board of Directors of GTS may, in its discretion, determine. Additionally GTS has agreed to cause the Board of Directors to appoint Cherkas as a member of the Board of Directors of GTS and nominate him for membership thereafter at each annual meeting of stockholders for so long as Cherkas remains an executive officer of GTS.

     On the Closing Date, GTS entered into an employment agreement ("Liguori Employment Agreement") with Gary Liguori, the Vice President of NATW, who was appointed the Director of Wholesale Sales of GTS. The Employment Agreement is through January 2001. Mr. Liguori is to receive an annual base salary of $80,000, subject to annual increases as the Board of Directors in its discretion may determine. Additionally, Mr. Liguori and the Chief Operating Officer will mutually determine a bonus plan for Mr. Liguori within 30 days after the Closing Date.

     Pursuant to the Merger Agreement, GTS granted "piggy-back" registration rights to the Stockholders. Notwithstanding the foregoing, each stockholder receiving any GTS Shares executed a "lock-up" agreement (i) prohibiting his sale of such shares for a period of one year after the Closing Date and (ii) limiting the number of shares he can sell to 25% of the GTS Shares acquired in connection with the Merger during any calendar quarter during the one year period thereafter.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         The financial statements and pro forma financial information required to be filed in connection with the transactions described in this Report will be filed by the Registrant under cover of an amendment to this Report no later than 60 days after the date on which this Report must be filed.


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                                      ----------------------------------------
                                                     (Registrant)



Date:  February 23, 1998                /s/ Robert Bogin
                                        ------------------------------------
                                         Robert Bogin,
                                          President


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                                  Exhibit Index

Exhibit Number                    Description

1 Merger And Reorganization Agreement among the GTS, Networks, Networks Acquisition and the Shareholders

2                                 Certificate of Merger

3                                 Employment Agreement between GTS and
                                  Randolph Cherkas

4                                 Employment Agreement between GTS and Gary
                                  Liguori

























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